SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 24, 2017

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, the Board of Directors of Forrester Research, Inc. (the “Company”) elected each of Dave Boyce, Tony Friscia and Yvonne Wassenaar to the Company’s Board of Directors, effective June 1, 2017. The Company has not yet determined the committee(s) on which the new directors will serve. On May 31, 2017, the Company issued a press release announcing the election of Messrs. Boyce and Friscia and Ms. Wassenaar to the Company’s Board of Directors. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated May 31, 2017 issued by Forrester Research, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ Michael A. Doyle
Name: Michael A. Doyle
Title: Chief Financial Officer and Treasurer

Date: May 31, 2017

Exhibit Index

Exhibit	Description

99.1	Press release dated May 31, 2017 issued by Forrester Research, Inc.